Exhibit 99.1

Contacts:	Kristin Southey
Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION REPORTS RECORD NET REVENUES FOR FISCAL 2007

— Company Expects FY 2008 Net Revenue Growth of 19% to Record $1.8 Billion —

— Company Anticipates FY 2008 Operating Income to More than Double —

SANTA MONICA, CA — May 31, 2007 — Activision, Inc. (Nasdaq: ATVI) today announced record net revenues for the fiscal year ended March 31, 2007.

Net revenues for the fiscal year ended March 31, 2007 were $1.51 billion, as compared to $1.47 billion for the fiscal year ended March 31, 2006.  Net income for the fiscal year was $85.8 million, or $0.28 per diluted share, as compared to net income of $40.3 million, or $0.14 per diluted share reported for the last fiscal year.   Excluding the impact of expenses relating to equity-based compensation, the company reported earnings per diluted share of $0.33 for the fiscal year. This compares to the company’s previous outlook of $0.26 per share excluding equity-based compensation expense.

Net revenues for the fourth quarter ended March 31, 2007 were $313 million, as compared to $188 million that the company reported for the fourth quarter of the last fiscal year.  For the fourth quarter, the company reported a net loss of $14.4 million, or a loss per share of $0.05, as compared to a net loss of $9.1 million, or a loss per share of $0.03 for the fiscal year 2006 fourth quarter.   Excluding equity-based compensation expense, the company reported a loss per share of $0.04 for the fourth quarter.

Activision Reports Fiscal Year 2007 Earnings Results

Additionally, the company has updated its preliminary financial results for the nine months ended December 31, 2006.   The company’s previous preliminary earnings per diluted share estimate for the nine months ended December 31, 2006 was $0.30 including equity-based compensation expense.  Excluding the impact of equity-based compensation expense, the company’s previous preliminary earnings per diluted share for the nine months were $0.33.

As a result of updating its financial statements for charges related to its review of historical stock option practices, and subsequent events adjustments primarily related to a change in the company’s effective tax rate, the company’s updated nine month earnings per diluted share, including equity-based compensation expense, increased to $0.33.  Excluding the impact of equity-based compensation expense, the company’s updated nine month earnings per diluted share were $0.37.

Robert Kotick, Chairman and CEO of Activision, Inc. commented, “Activision’s fiscal year 2007 net revenues, which were the highest in the company’s history, totaled $1.5 billion, marking 15 consecutive years of revenue growth.  We delivered solid results for the fourth quarter driven by the success of Guitar Hero II™ and Call of Duty® 3, as well as better than expected performance of the company’s distribution business.  Our balance sheet remains one of the strongest in the industry with nearly $1 billion in cash and short-term investments and $1.4 billion in shareholders’ equity.”

“We expect fiscal 2008 to be our largest and most profitable year ever.  The combination of our first quarter slate and superb release schedule for the balance of the year, Guitar Hero’s rapid rise as a popular cultural phenomenon and our solid leadership position on all of the major gaming platforms, should provide us with a competitive advantage as we enter the growth phase of the new hardware cycle.  We remain focused on expanding operating margins by growing our balanced franchise portfolio, increasing our international publishing capabilities and continuing to improve operational efficiencies worldwide,” Kotick added.

Business Highlights

Activision’s fiscal year results were driven by strong worldwide consumer response to Call of Duty 3, Marvel™: Ultimate Alliance™, Tony Hawk’s Project 8™ and Guitar Hero II, as well as the strength of its distribution business.  During the fiscal year, the company grew its U.S. console market share, was the #2 U.S.  third-party software publisher overall, and had two top-10 best-selling titles overall in the U.S., Call of Duty 3 and Guitar Hero II, according to The NPD Group.

During the fiscal year, Activision successfully integrated RedOctane into its business and expanded the Guitar Hero franchise globally.  According to The NPD Group, in the U.S. Guitar Hero II was the #2 best-selling franchise overall and the #1 best-selling franchise on the PlayStation® 2 computer entertainment system.

During the fourth quarter, Activision released three titles for the PLAYSTATION 3 in Europe — Tony Hawk’s Project 8, Call of Duty 3 and Marvel Ultimate Alliance as well as Call of Duty: Roads to Victory™ for the PSP worldwide.

Other business highlights are as follows:

•             During the fiscal year, Activision was the only U.S. publisher to rank as a top three publisher for both the recently released Wii and PLAYSTATION 3, according to The NPD Group.

•             According to The NPD Group, Call of Duty 3 ended the fiscal year as the #3 best-selling game in the U.S. on the Xbox 360.

•             On May 11, 2007, Activision completed its acquisition of DemonWare, the leading provider of network middleware technologies for console and PC games headquartered in Dublin, Ireland.

•             On June 6, 2006, Activision acquired video game publisher RedOctane, Inc. the publisher of the popular Guitar Hero franchise.

•             On May 3, 2006, Activision announced that MGM Interactive and EON Productions Ltd. awarded the company the rights to develop and publish interactive entertainment games based on the James Bond license through 2014.

For the first quarter of fiscal 2008, Activision has already released Guitar Hero II for the Xbox 360, as well as games based on Sony Pictures Entertainment’s Columbia Pictures and Marvel Studios’ “Spider-Man 3™,” and DreamWorks Animation’s “Shrek the Third™.”  At the end of June, the company will release TRANSFORMERS: The Game in the U.S., which is based on DreamWorks Pictures’ and Paramount Pictures’ upcoming feature film that opens theatrically in North America on July 4, 2007.   The company will release TRANSFORMERS: The Game internationally in the second quarter concurrent with the theatrical release.

Company Outlook

For fiscal 2008, Activision increased its net revenues outlook to $1.8 billion.  Additionally, the company expects operating income to grow in excess of 100% over fiscal 2007.  The company also expects earnings per diluted share of $0.45, including the impact of equity-based compensation expense.  Excluding the impact of equity-based compensation expense, the company expects earnings per diluted share of $0.55.

For the first quarter of the fiscal year 2008, the company expects net revenues of $425 million and earnings per diluted share of $0.03, including the impact of equity-based compensation expense.  The company’s earnings per diluted share outlook for the first quarter excluding the impact of equity-based compensation expense is expected to be $0.05.   The company expects that its first quarter outlook will be impacted by legal expenses and professional fees relating primarily to its internal review of historical stock option practices, including the completion of restatement-related filings and Nasdaq proceedings, matters relating to the pending informal SEC inquiry and defense of the pending derivative litigation.  The company also announced that it would move the release of Enemy Territory™: Quake Wars into the second quarter.

Stock Option Review and Restatement

On Friday, May 25, 2007, Activision filed an amended annual report on Form 10-K/A for the fiscal year ended March 31, 2006.  Consistent with the estimate released by Activision on May 3, 2007, the Form 10-K/A reports a total of approximately $66.7 million in additional pre-tax ($45.4 million after-tax) non-cash equity-based compensation expense as a result of the stock option inquiry over the thirteen year period from April 1, 1993 through March 31, 2006.  All but $2.6 million of the additional pre-tax non-cash equity-based compensation expense relates to periods prior to fiscal year 2006, and eighty percent of the additional pre-tax non-cash equity-based compensation expense relates to periods prior to April 1, 2003.  In addition, Activision will report $0.6 million in additional pre-tax non-cash equity-based compensation expense during the quarter ended June 30, 2006.

Activision expects that it will shortly be in a position to file an amended quarterly report on Form 10-Q/A for the quarter ended June 30, 2006 and quarterly reports on Form 10-Q for the quarters ended September 30 and December 31, 2006.  The completion of these filings will bring the company current in its periodic reporting obligations and will restore the company’s compliance with Nasdaq listing requirements.

The company also intends to file its annual report on Form 10-K for the fiscal year ended March 31, 2007 on or before June 14, 2007, and to that end has filed for an automatic 15-day extension of the deadline for that filing to June 14, 2007.

The foregoing summary is qualified in its entirety by, and investors are urged to carefully read, the Form 10-K/A for the fiscal year ended March 31, 2006 that was filed last week.

Conference Call

Today at 4:30 p.m. EDT, Activision’s management will host a conference call and Webcast to discuss its fiscal 2007 year-end results and outlook for fiscal 2008. The company welcomes all members of the financial and media communities to visit the “Investor Relations” area of www.activision.com to listen to the conference call via a live Webcast or to listen to the call live by dialing in at (719) 457-2637 in the U.S.

Non-GAAP Financial Measures

Activision provides net earnings (loss) per share data excluding the impact of expenses related to stock options, employee stock purchase plans, restricted stock awards and other share-based compensation and the associated tax benefits.

Prior to April 1, 2006, Activision accounted for equity-based compensation under Accounting Principles Board, Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”).  In accordance with APB No. 25 the company historically used the intrinsic value method to account for equity-based compensation.  As of April 1, 2006, the company accounts for equity-based compensation using the fair value method under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“FAS 123(R)”).

This financial measure is not determined in accordance with generally accepted accounting principles (GAAP), and the exclusion of those amounts has the effect of increasing non-GAAP earnings per share by that same amount per share as compared to GAAP earnings per share for the period.   Activision recognizes that there are limitations associated with the use of this non-GAAP financial measure as it does not reflect all of the expenses associated with our results as determined in accordance with GAAP and may reduce comparability to other companies that calculate similar non-GAAP measures differently.

Management compensates for the limitations resulting from the exclusion of  expenses related to stock-based compensation by considering the amount and impact of equity-based compensation expenses separately and by considering the company’s GAAP as well as non-GAAP results and, in this release, by presenting the most comparable GAAP measure, net income (loss), directly ahead of non-GAAP net income (loss) in this release and by providing a reconciliation that shows and describes the adjustments made in the accompanying tables.  Management does not believe the limitations resulting from this exclusion are material, particularly when this non-GAAP financial measure is disclosed with its most comparable GAAP financial measure, net income (loss).

Management believes that the presentation of this non-GAAP financial measure provides investors with additional useful information to measure the company’s financial performance because it allows for a better comparison of results in the periods reported herein to those in historical periods.  This non-GAAP financial measure should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Non-GAAP net earnings (loss) do not include certain expenses required to be recorded in order to present earnings in accordance with GAAP.  This non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and the term non-GAAP net earnings (loss) does not have a standardized meaning.  Therefore, other companies may use the same or similarly named measure but exclude different items, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry.

About Activision

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products.  Founded in 1979, Activision posted net revenues of $1.5 billion for the fiscal year ended March 31, 2007.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Scandinavia, Spain, the Netherlands, Australia, Japan and South Korea.  More information about Activision and its products can be found on the company’s World Wide Web site, which is located at www.activision.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  In this release they are identified by references to dates after the date of this release and words such as “will,” “will be,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” and similar expressions.  These risks and uncertainties include, but are not limited to, further action by the Nasdaq Listing and Hearing Review Council relating to the continuation of the listing of Activision’s common stock on the Nasdaq market; the completion of work by Activision management and Activision’s auditors on the restatement of Activision’s financial statements in response to the findings of the special sub-committee of independent directors established in July 2006 to review our historical stock option granting practices; the completion and filing of overdue quarterly reports and amendments to a previously filed quarterly  report with the SEC; the further implementation, acceptance and effectiveness of the remedial measures recommended or adopted by the sub-committee, the board and the Activision; the outcome of the informal inquiry opened by the SEC in July 2006 and the derivative litigation filed in July 2006 against certain current and former directors and officers of the Activision relating to the Activision’s stock option granting practices, and the possibility that additional claims and proceedings will be commenced, including additional stockholder litigation, employee litigation, and additional action by the SEC and/or other regulatory agencies.  Other factors that could cause the Activision’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, without limitation, other litigation (unrelated to stock option granting practices), sales of the Activision’s titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, the Activision’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of the Activision’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities, limitations on our ability to issue stock and options, foreign exchange rate changes, and the risks identified in the Activision’s most recent annual report on Form 10-K/A and recent reports on Form 8-K.  The forward-looking statements in this release are based upon information available to the Activision as of the date of this release, and the Activision assumes no obligations to update any such forward-looking statement.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.

###

(Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

	Quarter ended March 31,		Year ended March 31,
	2007	2006	2007	2006
		Restated		Restated
Net revenues	$312,512	$188,125	$1,513,012	$1,468,000
Costs and expenses:
Cost of sales - product costs	181,425	117,853	799,587	734,874
Cost of sales - software royalties and amortization	26,295	8,555	132,353	147,822
Cost of sales - intellectual property licenses	8,287	1,901	46,125	57,666
Product development	44,678	32,953	133,073	132,651
Sales and marketing	40,074	24,285	196,213	283,395
General and administrative	40,867	29,138	132,514	96,366

Total operating expenses	341,626	214,685	1,439,865	1,452,774
Operating income (loss)	(29,114)	(26,560)	73,147	15,226
Investment income, net	10,647	7,790	36,678	30,630
Income (loss) before income tax provision	(18,467)	(18,770)	109,825	45,856
Income tax provision (benefit)	(4,045)	(9,642)	24,038	5,605

Net income (loss)	$(14,422)	$(9,128)	$85,787	$40,251

Basic earnings (loss) per share	$(0.05)	$(0.03)	$0.31	$0.15
Weighted average common shares outstanding	282,991	276,506	281,114	273,177

Diluted earnings (loss) per share	$(0.05)	$(0.03)	$0.28	$0.14
Weighted average common shares outstanding assuming dilution	282,991	276,506	305,339	294,002

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2007	2006
		As Restated
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$954,849	$944,960
Accounts receivable, net	148,694	28,782
Inventories	91,231	61,483
Software development	107,779	40,260
Intellectual property licenses	27,784	4,973
Deferred income taxes	51,564	9,664
Other current assets	19,332	25,933

Total current assets	1,401,233	1,116,055
Software development	23,143	20,359
Intellectual property licenses	72,490	82,073
Property and equipment, net	46,540	45,368
Deferred income taxes	48,791	52,545
Other assets	6,376	1,409
Goodwill	195,374	100,446

Total assets	$1,793,947	$1,418,255

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$136,517	$88,994
Accrued expenses and other liabilities	204,652	104,862

Total current liabilities	341,169	193,856

Other liabilities	41,246	1,776

Total liabilities	382,415	195,632
Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	963,553	867,297
Retained earnings	427,777	341,990
Accumulated other comprehensive income	20,202	16,369
Unearned compensation	—	(3,033)

Total shareholders’ equity	1,411,532	1,222,623

Total liabilities and shareholders’ equity	$1,793,947	$1,418,255

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

Quarter ended March 31, 2007	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$26,295	$44,678	$40,074	$40,867	$341,626
Less: Equity-Based Compensation Adjustment(a)	631	1,664	1,779	3,015	7,089
Non-GAAP Measurement	$25,664	$43,014	$38,295	$37,852	$334,537

Quarter ended March 31, 2007	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(29,114)	$(14,422)	$(0.05)	$(0.05)
Less: Equity-Based Compensation Adjustment(a)	(7,089)	(4,317)	(0.02)	(0.02)
Non-GAAP Measurement	$(22,025)	$(10,105)	$(0.04)	$(0.04)

Year ended March 31, 2007	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$132,353	$133,073	$196,213	$132,514	$1,439,865
Less: Equity-Based Compensation Adjustment(a)	2,503	5,728	5,267	12,024	25,522
Non-GAAP Measurement	$129,850	$127,345	$190,946	$120,490	$1,414,343

Year ended March 31, 2007	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$73,147	$85,787	$0.31	$0.28
Less: Equity-Based Compensation Adjustment(a)	(25,522)	(15,543)	(0.06)	(0.05)
Non-GAAP Measurement	$98,669	$101,330	$0.36	$0.33

(a)    Includes expense related to employee stock options, employee stock purchase plan and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and Non-GAAP Earnings (Loss) per Share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

Quarter ended March 31, 2006	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$8,555	$32,953	$24,285	$29,138	$214,685
Less: Equity-Based Compensation Adjustment(b)	—	184	22	388	594
Non-GAAP Measurement	$8,555	$32,769	$24,263	$28,750	$214,091

Quarter ended March 31, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(26,560)	$(9,128)	$(0.03)	$(0.03)
Less: Equity-Based Compensation Adjustment(b)	(594)	(363)	(0.00)	(0.00)
Non-GAAP Measurement	$(25,966)	$(8,765)	$(0.03)	$(0.03)

Year ended March 31, 2006	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$147,822	$132,651	$283,395	$96,366	$1,452,774
Less: Equity-Based Compensation Adjustment(b)	—	869	175	2,057	3,101
Non-GAAP Measurement	$147,822	$131,782	$283,220	$94,309	$1,449,673

Year ended March 31, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$15,226	$40,251	$0.15	$0.14
Less: Equity-Based Compensation Adjustment(b)	(3,101)	(1,895)	(0.01)	(0.01)
Non-GAAP Measurement	$18,327	$42,146	$0.15	$0.14

(b)    Includes expense related to employee stock options and restricted stock under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.  The per share equity-based compensation adjustment is presented as calculated, and the GAAP and Non-GAAP Earnings (Loss) per Share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Year Ended March 31, 2007 and 2006

(Amounts in thousands)

	Quarter Ended				Percent
	March 31, 2007		March 31, 2006		Increase
	Amount	% of Total	Amount	% of Total	(Decrease)
Geographic Revenue Mix
North America	$116,125	37%	$83,502	44%	39%
International	196,387	63%	104,623	56%	88%
Total net revenues	$312,512	100%	$188,125	100%	66%

Segment/Platform Mix
Publishing:
Console	$167,400	54%	$82,272	44%	103%
Hand-held	32,232	10%	15,211	8%	112%
PC	9,443	3%	28,722	15%	-67%
Total publishing net revenues	$209,075	67%	$126,205	67%	66%

Distribution:
Console	$74,022	24%	$33,069	18%	124%
Hand-held	23,661	7%	16,744	9%	41%
PC	5,754	2%	12,107	6%	-52%
Total distribution net revenues	$103,437	33%	$61,920	33%	67%
Total net revenues	$312,512	100%	$188,125	100%	66%

	Year Ended				Percent
	March 31, 2007		March 31, 2006		Increase
	Amount	% of Total	Amount	% of Total	(Decrease)
Geographic Revenue Mix
North America	$753,376	50%	$710,040	48%	6%
International	759,636	50%	757,960	52%	0%
Total net revenues	$1,513,012	100%	$1,468,000	100%	3%

Segment/Platform Mix
Publishing:
Console	$886,795	59%	$812,345	55%	9%
Hand-held	153,357	10%	158,861	11%	-3%
PC	78,886	5%	183,457	13%	-57%
Total publishing net revenues	$1,119,038	74%	$1,154,663	79%	-3%

Distribution:
Console	$238,662	16%	$196,413	13%	22%
Hand-held	122,293	8%	76,973	5%	59%
PC	33,019	2%	39,951	3%	-17%
Total distribution net revenues	$393,974	26%	$313,337	21%	26%
Total net revenues	$1,513,012	100%	$1,468,000	100%	3%

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Year Ended March 31, 2007 and 2006

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006
Publishing Net Revenues

PC	5%	23%	7%	16%

Console	80%	65%	80%	70%
Sony PlayStation 3	12%	0%	5%	0%
Sony PlayStation 2	49%	27%	45%	36%
Microsoft Xbox 360	12%	25%	18%	9%
Microsoft Xbox	1%	8%	5%	18%
Nintendo Wii	5%	0%	5%	0%
Nintendo GameCube	1%	5%	2%	7%

Hand-held	15%	12%	13%	14%
Sony PlayStation Portable	8%	4%	4%	5%
Nintendo Dual Screen	5%	2%	5%	2%
Nintendo Game Boy Advance	2%	6%	4%	7%

Total publishing net revenues	100%	100%	100%	100%

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

	Quarter ended December 31,		Nine months ended December 31,
	2006	2005	2006	2005
		As Restated		As Restated
Net revenues	$824,259	$816,242	$1,200,500	$1,279,875
Costs and expenses:
Cost of sales - product costs	382,165	367,685	618,162	617,021
Cost of sales - software royalties and amortization	77,449	104,264	106,058	139,267
Cost of sales - intellectual property licenses	23,566	26,376	37,838	55,765
Product development	37,162	53,254	88,395	99,698
Sales and marketing	87,410	156,013	156,139	259,110
General and administrative	43,387	24,757	91,647	67,228

Total operating expenses	651,139	732,349	1,098,239	1,238,089
Operating income	173,120	83,893	102,261	41,786
Investment income, net	9,724	9,162	26,031	22,840
Income before income tax provision	182,844	93,055	128,292	64,626
Income tax provision	40,024	25,199	28,083	15,247
Net income	$142,820	$67,856	$100,209	$49,379

Basic earnings per share	$0.51	$0.25	$0.36	$0.18
Weighted average common shares outstanding	282,512	274,965	280,499	272,089

Diluted earnings per share	$0.46	$0.23	$0.33	$0.17
Weighted average common shares outstanding assuming dilution	307,175	296,205	304,317	293,397

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	March 31,
	2006	2006
		As Restated
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$805,200	$944,960
Accounts receivable, net	456,589	28,782
Inventories	85,680	61,483
Software development	86,119	40,260
Intellectual property licenses	28,628	4,973
Deferred income taxes	4,266	9,664
Other current assets	17,896	25,933

Total current assets	1,484,378	1,116,055
Software development	15,688	20,359
Intellectual property licenses	64,800	82,073
Property and equipment, net	46,713	45,368
Deferred income taxes	85,552	52,545
Other assets	5,941	1,409
Goodwill	188,398	100,446

Total assets	$1,891,470	$1,418,255

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$193,875	$88,994
Accrued expenses	247,581	104,862

Total current liabilities	441,456	193,856

Other liabilities	41,128	1,776

Total liabilities	482,584	195,632
Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	948,028	867,297
Retained earnings	442,199	341,990
Accumulated other comprehensive income	18,659	16,369
Unearned compensation	—	(3,033)

Total shareholders’ equity	1,408,886	1,222,623

Total liabilities and shareholders’ equity	$1,891,470	$1,418,255

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

Quarter ended December 31, 2006	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$77,449	$37,162	$87,410	$43,387	$651,139
Less: Equity-Based Compensation Adjustment(a)	1,836	1,394	1,559	2,904	7,693
Non-GAAP Measurement	$75,613	$35,768	$85,851	$40,483	$643,446

Quarter ended December 31, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$173,120	$142,820	$0.51	$0.46
Less: Equity-Based Compensation Adjustment(a)	(7,693)	(4,685)	(0.02)	(0.02)
Non-GAAP Measurement	$180,813	$147,505	$0.52	$0.48

Nine months ended December 31, 2006	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$106,058	$88,395	$156,139	$91,647	$1,098,239
Less: Equity-Based Compensation Adjustment(a)	1,872	4,064	3,488	9,009	18,433
Non-GAAP Measurement	$104,186	$84,331	$152,651	$82,638	$1,079,806

Nine months ended December 31, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$102,261	$100,209	$0.36	$0.33
Less: Equity-Based Compensation Adjustment(a)	(18,433)	(11,226)	(0.04)	(0.04)
Non-GAAP Measurement	$120,694	$111,435	$0.40	$0.37

(a)      Includes expense related to employee stock options, employee stock purchase plan and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and Non-GAAP Earnings (Loss) per Share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

Quarter ended December 31, 2005	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$104,264	$53,254	$156,013	$24,757	$732,349
Less: Equity-Based Compensation Adjustment(b)	—	115	14	193	322
Non-GAAP Measurement	$104,264	$53,139	$155,999	$24,564	$732,027

Quarter ended December 31, 2005	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$83,893	$67,856	$0.25	$0.23
Less: Equity-Based Compensation Adjustment(b)	(322)	(198)	(0.00)	(0.00)
Non-GAAP Measurement	$84,215	$68,054	$0.25	$0.23

Nine months ended December 31, 2005	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$139,267	$99,698	$259,110	$67,228	$1,238,089
Less: Equity-Based Compensation Adjustment(b)	—	685	153	1,669	2,507
Non-GAAP Measurement	$139,267	$99,013	$258,957	$65,559	$1,235,582

Nine months ended December 31, 2005	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$41,786	$49,379	$0.18	$0.17
Less: Equity-Based Compensation Adjustment(b)	(2,507)	(1,532)	(0.01)	(0.01)
Non-GAAP Measurement	$44,293	$50,911	$0.19	$0.17

(b)           Includes expense related to employee stock options and restricted stock under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.  The per share equity-based compensation adjustment is presented as calculated, and the GAAP and Non-GAAP Earnings (Loss) per Share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Nine Months Ended December 31, 2006 and 2005

(Amounts in thousands)

	Quarter Ended				Percent Increase (Decrease)
	December 31, 2006		December 31, 2005
	Amount	% of Total	Amount	% of Total
Geographic Revenue Mix
North America	$463,388	56%	$402,314	49%	15%
International	360,871	44%	413,928	51%	(13%)
Total net revenues	$824,259	100%	$816,242	100%	1%
Segment/Platform Mix
Publishing:
Console	$545,070	66%	$479,686	59%	14%
Hand-held	71,339	9%	74,032	9%	(4%)
PC	33,388	4%	113,782	14%	(71%)
Total publishing net revenues	649,797	79%	667,500	82%	(3%)
Distribution:
Console	102,515	12%	95,408	12%	7%
Hand-held	57,047	7%	37,154	4%	54%
PC	14,900	2%	16,180	2%	(8%)
Total distribution net revenues	174,462	21%	148,742	18%	17%
Total net revenues	$824,259	100%	$816,242	100%	1%

	Nine Months Ended				Percent Increase (Decrease)
	December 31, 2006		December 31, 2005
	Amount	% of Total	Amount	% of Total
Geographic Revenue Mix
North America	$637,251	53%	$626,538	49%	2%
International	563,249	47%	653,337	51%	(14%)
Total net revenues	$1,200,500	100%	$1,279,875	100%	(6%)
Segment/Platform Mix
Publishing:
Console	$719,395	60%	$730,073	57%	(1%)
Hand-held	121,125	10%	143,650	11%	(16%)
PC	69,443	6%	154,735	12%	(55%)
Total publishing net revenues	909,963	76%	1,028,458	80%	(12%)
Distribution:
Console	164,640	14%	163,344	13%	1%
Hand-held	98,632	8%	60,229	5%	64%
PC	27,265	2%	27,844	2%	(2%)
Total distribution net revenues	290,537	24%	251,417	20%	16%
Total net revenues	$1,200,500	100%	$1,279,875	100%	(6%)

The statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Nine Months Ended December 31, 2006 and 2005

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Publishing Net Revenues
PC	5%	17%	8%	15%
Console	84%	72%	79%	71%
Sony PlayStation 3	4%	0%	3%	0%
Sony PlayStation 2	45%	39%	44%	38%
Microsoft Xbox 360	22%	11%	19%	7%
Microsoft Xbox	5%	15%	6%	19%
Nintendo Wii	7%	0%	5%	0%
Nintendo GameCube	1%	7%	2%	7%
Hand-held	11%	11%	13%	14%
Sony PlayStation Portable	4%	3%	4%	5%
Nintendo Dual Screen	4%	2%	4%	2%
Nintendo Game Boy Advance	3%	6%	5%	7%
Total publishing net revenues	100%	100%	100%	100%

The statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

	Quarter ended September 30,		Six months ended September 30,
	2006	2005	2006	2005
		As Restated		As Restated
Net revenues	$188,172	$222,540	$376,241	$463,633
Costs and expenses:
Cost of sales - product costs	127,374	112,582	235,997	249,336
Cost of sales - software royalties and amortization	9,348	20,427	28,609	35,003
Cost of sales - intellectual property licenses	4,356	8,449	14,272	29,389
Product development	25,608	28,366	51,233	46,444
Sales and marketing	32,550	56,730	68,729	103,097
General and administrative	26,346	23,774	48,260	42,471

Total operating expenses	225,582	250,328	447,100	505,740
Operating loss	(37,410)	(27,788)	(70,859)	(42,107)
Investment income, net	8,032	6,330	16,307	13,678
Loss before income tax benefit	(29,378)	(21,458)	(54,552)	(28,429)
Income tax benefit	(5,076)	(7,228)	(11,941)	(9,952)
Net loss	$(24,302)	$(14,230)	$(42,611)	$(18,477)

Basic loss per share	$(0.09)	$(0.05)	$(0.15)	$(0.07)
Weighted average common shares outstanding	280,627	272,129	279,487	270,643

Diluted loss per share	$(0.09)	$(0.05)	$(0.15)	$(0.07)
Weighted average common shares outstanding assuming dilution	280,627	272,129	279,487	270,643

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2006	2006
		As Restated
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$747,395	$944,960
Accounts receivable, net	97,086	28,782
Inventories	71,063	61,483
Software development	95,694	40,260
Intellectual property licenses	23,996	4,973
Deferred income taxes	6,484	9,664
Other current assets	37,917	25,933

Total current assets	1,079,635	1,116,055
Software development	22,094	20,359
Intellectual property licenses	71,100	82,073
Property and equipment, net	45,185	45,368
Deferred income taxes	121,085	52,545
Other assets	5,676	1,409
Goodwill	188,254	100,446

Total assets	$1,533,029	$1,418,255

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,418	$88,994
Accrued expenses	169,195	104,862

Total current liabilities	252,613	193,856

Other liabilities	41,070	1,776

Total liabilities	293,683	195,632
Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	927,392	867,297
Retained earnings	299,379	341,990
Accumulated other comprehensive income	12,575	16,369
Unearned compensation	—	(3,033)

Total shareholders’ equity	1,239,346	1,222,623

Total liabilities and shareholders’ equity	$1,533,029	$1,418,255

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

Quarter ended September 30, 2006	Cost of Sales – Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$9,348	$25,608	$32,550	$26,346	$225,582
Less: Equity-Based Compensation Adjustment(a)	—	991	889	3,011	4,891
Non-GAAP Measurement	$9,348	$24,617	$31,661	$23,335	$220,691

Quarter ended September 30, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(37,410)	$(24,302)	$(0.09)	$(0.09)
Less: Equity-Based Compensation Adjustment(a)	(4,891)	(2,979)	(0.01)	(0.01)
Non-GAAP Measurement	$(32,519)	$(21,323)	$(0.08)	$(0.08)

Six months ended September 30, 2006	Cost of Sales – Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$28,609	$51,233	$68,729	$48,260	$447,100
Less: Equity-Based Compensation Adjustment(a)	36	2,670	1,929	6,105	10,740
Non-GAAP Measurement	$28,573	$48,563	$66,800	$42,155	$436,360

Six months ended September 30, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(70,859)	$(42,611)	$(0.15)	$(0.15)
Less: Equity-Based Compensation Adjustment(a)	(10,740)	(6,541)	(0.02)	(0.02)
Non-GAAP Measurement	$(60,119)	$(36,070)	$(0.13)	$(0.13)

(a)                                  Includes expense related to employee stock options, employee stock purchase plan and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and Non-GAAP Earnings (Loss) per Share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

Quarter ended September 30, 2005	Cost of Sales – Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$20,427	$28,366	$56,730	$23,774	$250,328
Less: Equity-Based Compensation Adjustment(b)	—	294	90	935	1,319
Non-GAAP Measurement	$20,427	$28,072	$56,640	$22,839	$249,009

Quarter ended September 30, 2005	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(27,788)	$(14,230)	$(0.05)	$(0.05)
Less: Equity-Based Compensation Adjustment(b)	(1,319)	(806)	(0.00)	(0.00)
Non-GAAP Measurement	$(26,469)	$(13,424)	$(0.05)	$(0.05)

Six months ended September 30, 2005	Cost of Sales – Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$35,003	$46,444	$103,097	$42,471	$505,740
Less: Equity-Based Compensation Adjustment(b)	—	570	139	1,476	2,185
Non-GAAP Measurement	$35,003	$45,874	$102,958	$40,995	$503,555

Six months ended September 30, 2005	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(42,107)	$(18,477)	$(0.07)	$(0.07)
Less: Equity-Based Compensation Adjustment(b)	(2,185)	(1,335)	(0.00)	(0.00)
Non-GAAP Measurement	$(39,922)	$(17,142)	$(0.06)	$(0.06)

(b)                                 Includes expense related to employee stock options and restricted stock under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.  The per share equity-based compensation adjustment is presented as calculated, and the GAAP and Non-GAAP Earnings (Loss) per Share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Quarter ended June 30,
	2006	2005
	As Restated	As Restated
Net revenues	$188,069	$241,093
Costs and expenses:
Cost of sales - product costs	108,623	136,754
Cost of sales - software royalties and amortization	19,261	14,576
Cost of sales - intellectual property licenses	9,916	20,940
Product development	25,625	18,078
Sales and marketing	36,179	46,367
General and administrative	21,914	18,697

Total operating expenses	221,518	255,412
Operating loss	(33,449)	(14,319)
Investment income, net	8,275	7,348
Loss before income tax benefit	(25,174)	(6,971)
Income tax benefit	(6,865)	(2,724)

Net loss	$(18,309)	$(4,247)

Basic loss per share	$(0.07)	$(0.02)
Weighted average common shares outstanding	278,335	269,141

Diluted loss per share	$(0.07)	$(0.02)
Weighted average common shares outstanding assuming dilution	278,335	269,141

Share and earnings per share data have been restated to reflect our four-for-three stock split for shareholders of record as of October 10, 2005, paid October 24, 2005.

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,
	2006	2006
	As Restated	As Restated
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$792,576	$944,960
Accounts receivable, net	65,361	28,782
Inventories	64,095	61,483
Software development	65,650	40,260
Intellectual property licenses	23,844	4,973
Deferred income taxes	12,245	9,664
Other current assets	40,229	25,933

Total current assets	1,064,000	1,116,055
Software development	12,982	20,359
Intellectual property licenses	73,100	82,073
Property and equipment, net	43,986	45,368
Deferred income taxes	57,349	52,545
Other assets	4,113	1,409
Goodwill	180,646	100,446

Total assets	$1,436,176	$1,418,255

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,344	$88,994
Accrued expenses	87,142	104,862

Total current liabilities	160,486	193,856

Other liabilities	40,960	1,776

Total liabilities	201,446	195,632
Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	909,584	867,297
Retained earnings	323,681	341,990
Accumulated other comprehensive income	1,465	16,369
Unearned compensation	—	(3,033)

Total shareholders’ equity	1,234,730	1,222,623

Total liabilities and shareholders’ equity	$1,436,176	$1,418,255

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

Quarter ended June 30, 2006	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$19,261	$25,625	$36,179	$21,914	$221,518
Less: Equity-Based Compensation Adjustment(a)	36	1,679	1,040	3,094	5,849
Non-GAAP Measurement	$19,225	$23,946	$35,139	$18,820	$215,669

Quarter ended June 30, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(33,449)	$(18,309)	$(0.07)	$(0.07)
Less: Equity-Based Compensation Adjustment(a)	(5,849)	(3,562)	(0.01)	(0.01)
Non-GAAP Measurement	$(27,600)	$(14,747)	$(0.05)	$(0.05)

(a)            Includes expense related to employee stock options, employee stock purchase plan and restricted stock under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and Non-GAAP Earnings (Loss) per Share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

Quarter ended June 30, 2005	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$14,576	$18,078	$46,367	$18,697	$255,412
Less: Equity-Based Compensation Adjustment(b)	—	276	49	541	866
Non-GAAP Measurement	$14,576	$17,802	$46,318	$18,156	$254,546

Quarter ended June 30, 2005	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) pe Share
GAAP Measurement	$(14,319)	$(4,247)	$(0.02)	$(0.02)
Less: Equity-Based Compensation Adjustment(b)	(866)	(529)	(0.00)	(0.00)
Non-GAAP Measurement	$(13,453)	$(3,718)	$(0.01)	$(0.01)

(b)           Includes expense related to employee stock options and restricted stock under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.  The per share equity-based compensation adjustment is presented as calculated, and the GAAP and Non-GAAP Earnings (Loss) per Share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The quarterly and annual fiscal 2006 and first quarter fiscal 2007 statements of operations and balance sheets reflect the correction of errors in the determination of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, with respect to certain employee options granted and modified in our fiscal years between 1992 and 2006. These errors were identified by a special subcommittee of independent members of the company’s Board of Directors.  The findings of the special sub-committee’s review were announced on March 8, 2007. As a result, we restated previously issued consolidated financial statements included in our recently filed Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006, and we expect to file shortly restated previously issued consolidated financial statements for the first quarter of fiscal 2007 on Form 10-Q/A.

Additionally, the statement of operations and balance sheets for the second and third quarters of fiscal 2007 presented in this earnings release have been updated from previously announced preliminary financial results, and reflect subsequent event adjustments primarily related to a change in the company’s effective tax rate, changes in expense accrual estimates and adjustments to equity-based compensation expense.

Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.